Exhibit 10.21

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (the “Agreement”), effective as of April 1, 2022 (the “Effective Date”), by and between Citius Pharmaceuticals, Inc. (“Contributor”), and Citius Acquisition Corp., a Delaware corporation (the “Corporation”).

A. Contributor has or owns (i) certain rights, duties, benefits and obligations under the Asset Purchase Agreement entered into as of September 1, 2021 by and between Contributor and Dr. Reddy’s Laboratories S.A. (“Dr. Reddy’s”), (ii) certain rights, duties, benefits and obligations under the Amended and Restated License, Development and Commercialization Agreement between Dr. Reddy’s and Eisai Co., Ltd., dated February 26, 2018, as amended on August 9, 2018, and as further amended on August 31, 2021, and (iii) assets that are related to I/ONTAK and the I/ONTAK program arising (the rights, duties, benefits and obligations referred to in clauses (i), (ii) and (iii) hereof referred to collectively as the “Assets”).

B. Contributor desires to contribute the Assets to the Corporation as a capital contribution to the Corporation (the “Contributed Assets”) in exchange for 100 shares of the Corporation’s common stock, $0.0001 par value per share (the “Common Stock”).

D. The Corporation has agreed to accept the Contributed Assets as a contribution to capital, upon the terms and conditions set forth herein.

In consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows.

1. Contributor hereby assigns, contributes, transfers and delivers to the Corporation, all of Contributor’s right, title and interest in and to the Contributed Assets.

2. The Corporation hereby accepts, as a capital contribution, the foregoing assignment, contribution and transfer and delivery of the Contributed Assets.

3. The Corporation hereby agrees to issue 100 shares of its common stock (the “Shares”) to Contributor in exchange for the Contributed Assets.

4. Contributor will at any time and from time to time, at the written request of the Corporation, execute and deliver to the Corporation all other instruments necessary to vest in the Corporation full title to any other property or interests in property that this instrument purports to transfer to the Corporation. The Corporation will execute any additional documents reasonably requested by Contributor to evidence the Corporation’s undertakings hereunder.

5. For a period of three (3) years from the closing of the Corporation’s initial public offering (“IPO”), if at any time the Corporation shall determine to register in a public offering for its own account (or the account of selling stockholders) under the 1933 Act any of its Common Stock, it shall send to Contributor written notice of such determination and, if within twenty (20) days after receipt of such notice, Contributor shall so request in writing, the Corporation shall use its commercially reasonable efforts to include in such registration statement all or any part of the Shares the Contributor requests to be registered. This right shall not apply to a registration of shares of Common Stock on Form S-4 or Form S-8 (or their then equivalents) relating to shares of Common Stock to be issued by the Corporation in connection with any acquisition of any entity or other business combination involving the Corporation, or shares of Common Stock issuable in connection with any stock option, stock compensation or other employee benefit plan of the Corporation for the benefit of employees, officers, directors or consultants of the Corporation. If, in connection with any offering involving an underwriting or best efforts placement of Common Stock to be issued by the Corporation and/or selling stockholders, the managing underwriter or the sales agent, as applicable, of such offering or the Corporation shall impose a limitation on the number of shares of such Common Stock which may be included in any such registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution of the Common Stock and to maintain a stable market for the securities of the Corporation, then the Corporation shall be obligated to include in such registration statement only such limited portion (which may be none) of the Shares with respect to which Contributor has requested inclusion thereunder, pro rata based upon the number of shares originally requested for inclusion in such registration statement by all selling stockholders requesting inclusion thereunder. In the case of a registration under this Section 5, the Corporation shall bear the expenses of any filing of any registration, including, but not limited to, printing, legal and accounting expenses, Securities and Exchange Commission and FINRA filing fees and all related “Blue Sky” fees and expenses; provided, however, that the Corporation shall have no obligation to pay or otherwise bear any portion of the underwriters’ commissions or discounts attributable to the Shares being offered and sold by Contributor, or the fees and expenses of any counsel, tax advisor or accountant selected by Contributor in connection with the registration of the Shares.

8. This Agreement shall be governed by the laws of the State of Delaware, other than principles of law that would apply the law of another jurisdiction.

9. This Agreement may be executed in any number of counterparts and may be delivered via electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes, each of which shall be deemed an original, and all of which together shall constitute one instrument.

10. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter thereof and supersedes all previous agreements, negotiations, commitments, and writings with respect to such subject matter. Neither party shall be obligated by any undertaking or representation regarding that subject matter other than those expressly stated herein or as may be subsequently agreed to by the parties hereto in writing.

11. No amendment, modification or supplement of any provision of this Agreement will be valid or effective unless made in writing and signed by a duly authorized officer of each party hereto.

12. This Agreement will be binding upon and will inure to the benefit of each party hereto and each party’s respective permitted transferees, successors and assigns, pursuant to the provisions set forth below. The Corporation may not transfer or assign this Agreement without the prior written consent of Contributor, except that the Corporation may transfer or assign this Agreement without the prior written consent of Contributor in the event of a Change of Control. Upon a Change of Control, the rights and obligations of the Corporation under this Agreement shall inure to the benefit of the acquiring party in the Change of Control. Contributor may not transfer or assign this Agreement without the prior written consent of the Corporation; provided, however, Contributor may transfer the Shares to an affiliated entity, and all rights and obligations of the transferees shall be binding upon, and inure to the benefit of, all parties. “Change of Control” means (x) the acquisition of the Corporation or its equity securities by another person or entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of all of the outstanding equity securities of the Corporation, or (y) a sale of all or substantially all of the assets of the Corporation.

IN WITNESS WHEREOF, this Contribution Agreement is executed and will be effective for all purposes as of the Effective Date.

CITIUS PHARMACEUTICALS, INC.

By:	/s/ Leonard Mazur
Name:	Leonard Mazur
Title:	Chief Executive Officer

CITIUS ACQUISITION CORP.

By:	/s/ Myron Holubiak
Name:	Myron Holubiak
Title:	Chief Executive Officer